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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Amendment No. 3 to the Registration Statement (Registration No. 333-62262) on Form S-4 of Verso Technologies, Inc., filed with the Securities and Exchange Commission, of our report dated March 26, 1999, relating to the consolidated financial statements (not presented separately in the Registration Statement) of Sulcus Hospitality Technologies Corp. as of December 31, 1998, and for the year then ended.

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

                                 /s/  Crowe, Chizek and Company LLP

Columbus, Ohio
October 9, 2001